Exhibit 10.5

LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST

PURCHASE AGREEMENT

by and between

BRISTOL CAPITAL INVESTORS, LLC

a Delaware limited liability company

as Seller

and

CANNAPHARMARX INC.

a Delaware corporation

as Buyer

Dated as of June 24, 2020

i

ii

LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST PURCHASE AGREEMENT

This LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST PURCHASE AGREEMENT (“Agreement”) is made as of June 24, 2020 by BRISTOL CAPITAL INVESTORS, LLC, a Delaware limited liability company (“Seller”), and CANNAPHARMARX INC., a Delaware corporation (“Buyer”).

RECITALS

Seller desires to sell, and Buyer desires to purchase, 100% of the issued and outstanding limited liability company membership interest (the “RRPC Interest”) of RAMON ROAD PRODUCTION CAMPUS, LLC, a Delaware corporation (the “Company”), for the consideration and on the terms set forth in this Agreement.

The parties, intending to be legally bound, agree as follows:

ARTICLE I.

DEFINITIONS AND USAGE

Section 1.01 Definitions. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.01:

“Accident Lawsuits”—as defined in Section 3.05(a).

“Agreement”—as defined in the first paragraph of this Agreement.

“Breach”—any breach of, or any inaccuracy in, any representation or warranty or breach of, or failure to perform or comply with, any covenant or obligation in or of the Contract in question, or any event that with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy, or failure.

“Business Day”—any day other than (a) Saturday or Sunday or (b) any other day on which national banks in Los Angeles, California are generally permitted or required to be closed.

“Buyer”—as defined in the first paragraph of this Agreement.

“Buyer Group”—as defined in Section 5.01.

“Buyer Indemnified Persons”—as defined in Section 11.02.

“Closing”—as defined in Section 2.03.

“Closing Date”—the date on which the Closing occurs.

“Closing Payment”—as defined in Section 2.02.

“Company”—as defined in the Recitals of this Agreement.

1

“Consent”—any approval, consent, ratification, waiver, or other authorization.

“Contemplated Transactions”—the transactions contemplated by this Agreement.

“Contract”—any agreement, contract, lease, consensual obligation, promise, commitment, or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

“CPL”—as defined in Section 3.05(a).

“CPL Action”—as defined in Section 3.05(a).

“Encumbrance”—any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal, or similar restriction, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“End Date”—as defined in Section 9.01(d).

“Exchange Act”—the Securities Exchange Act of 1934.

“Escrow Agent”—as defined in the Escrow Agreement.

“Escrow Agreement”—as defined in Section Section 2.04(a)(v).

“Escrow Funds”—as defined in Section 2.02.

“Existing Loan”—That certain loan from Bobs LLC, a Nevada limited liability company, to Seller.

“Governmental Authorization”—any (a) Consent, license, registration, or permit issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body”—any nation, state, county, city, town, borough, village, district, or other jurisdiction; federal, state, local, municipal, foreign, multinational, or other government; governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal, or other entity exercising governmental or quasi- governmental powers); body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, whether local, national, or international; or official of any of the foregoing.

“Hazardous Material”—any substance, material, or waste that is or will foreseeably be regulated by any Governmental Body, including any material, substance, or waste that is defined or classified as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “pollutant,” “restricted hazardous waste,” “contaminant,” “toxic waste,” “pollutant,” or “toxic substance” under any provision of Environmental Law, including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde, or polychlorinated biphenyls.

2

“Improvements”—the improvements located on the Real Property.

“Indemnified Person”—as defined in Section 11.06(a).

“Indemnifying Person”—as defined in Section 11.06(a).

“Knowledge”—

(a)            An individual will be deemed to have Knowledge of a particular fact or other matter if: that individual is actually aware of that fact or matter; or a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty in this Agreement.

(b)           A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, manager, executor, or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in clauses (a)(i) and (ii) above).

“Legal Requirement”—any constitution, law, ordinance, principle of common law, code, rule, regulation, statute, act, treaty, or order of general applicability of any Governmental Body, including rules and regulations promulgated thereunder.

“RRPC Interest”—as defined in the Recitals of this Agreement.

“Loss”—any cost, loss, liability, obligation, claim, cause of action, damage, deficiency, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses), fine, penalty, judgment, award, assessment, or diminution of value.

“Mechanics Liens Actions”—as defined in Section 3.05(a).

“Natural Hazard Expert”—as defined in Section 10.04.

“Natural Hazard Matters”—as defined in Section 10.04.

“Order”—any order, injunction, judgment, decree, ruling, assessment, or arbitration award of any Governmental Body or arbitrator.

“Ordinary Course of Business”—an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action: is consistent in nature, scope, and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; and does not require authorization by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature.

3

“Organizational Documents”—(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the certificate of formation and limited liability company agreement, operating agreement, or like agreement of a limited liability company; (c) the partnership agreement and any statement of partnership of a general partnership; (d) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (e) any charter or agreement or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to or restatement of any of the foregoing.

“Person”—an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture, other entity, or a Governmental Body.

“Proceeding”—any action, arbitration, mediation, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial, or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Property” means the Real Property and any other tangible or intangible property owned by the Company.

“Property Documents”—as defined in Section 3.04.

“Purchase Price”—as defined in Section 2.02.

“Real Property”—as defined in Section 3.04.

“Record”—information that is inscribed on a tangible medium or that is stored in an electronic or other medium.

“Related Person”—

(a)            With respect to an individual: each other member of such individual’s Family; any Person that is directly or indirectly controlled by such individual or any one or more members of such individual’s Family; any Person in which members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and any Person with respect to which one or more members of such individual’s Family serves as a director, officer, partner, manager, executor, or trustee (or in a similar capacity).

(b)           With respect to a Person other than an individual: any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with, such specified Person; any Person that holds a Material Interest in such specified Person; each Person that serves as a director, officer, partner, manager, executor, or trustee of such specified Person (or in a similar capacity); any Person in which such specified Person holds a Material Interest; and any Person with respect to which such specified Person serves as a general partner, manager, or a trustee (or in a similar capacity).

4

(c)            For purposes of this definition:

(i)             “control” (including “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and shall be construed as such term is used in the rules promulgated under the Exchange Act;

(ii)            the “Family” of an individual includes (A) the individual, (B) the individual’s spouse, (C) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (D) any other natural person who resides with such individual; and

(iii)           “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or Equity Securities representing at least 10% of the outstanding equity interests in a Person.

“Representative”—with respect to a particular Person, includes any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, or legal counsel of such Person.

“RRPC Operating Agreement”—the Operating Agreement of the Company dated October 17, 2017, as amended.

“Securities Act”—the Securities Act of 1933.

“Seller”—as defined in the first paragraph of this Agreement.

“Seller’s Environmental Reports”—as defined in Section 10.04.

“Seller Indemnified Persons”—as defined in Section 11.03 “Spacebugs”—as defined in Section 3.05(a).

“Spacebugs Action”—as defined in Section 3.05(a).

“Third Party”—a Person that is not an The Company or a party to this Agreement.

“Third-Party Claim”—any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

Section 1.02 Usage

(a)            In this Agreement, unless expressly stated otherwise: the singular includes the plural and vice versa; reference to any Person includes such Person’s successors and assigns, if applicable, but only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; reference to a gender includes the other gender; reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with its terms; reference to any Legal Requirement means that Legal Requirement as from time to time in effect, including any amendment, modification, codification, replacement, or reenactment of such Legal Requirement; reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement as from time to time in effect, including any amendment, modification, codification, replacement, or reenactment of such section or other provision; “hereunder,” “hereof,” “hereto,” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other provision of this Agreement; “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; “or” is used in the inclusive sense of “and/or”; “any” means “any and all”; with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; a reference to a document, instrument, or agreement also refers to all addenda, exhibits, or schedules thereto; a reference to a “copy” or “copies” of any document, instrument, or agreement means a copy or copies that are complete and correct; and a reference to a list, or any like compilation, means that the item referred to is complete and correct.

5

(b)            This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party as having been drafted by it will not apply to any construction or interpretation of this Agreement.

(c)            The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

ARTICLE II.

SALE AND TRANSFER OF RRPC INTEREST; CLOSING

Section 2.01 RRPC Interest. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, and covenants contained in this Agreement, at the Closing, Buyer shall purchase the RRPC Interest from Seller, and Seller shall sell and transfer the RRPC Interest to Buyer, free and clear of any Encumbrance.

Section 2.02 Purchase Price. The purchase price for the RRPC Interest (the “Purchase Price”) is $10,000,000. At the Closing, Buyer deliver as payment on account of the Purchase Price: (a) $9,000,000 (the “Closing Payment”), which shall be paid by wire transfer to Seller pursuant to written wire transfer instructions delivered to Buyer by Seller at least three Business Days prior to the Closing; and (b) $1,000,000 paid by wire transfer to the Escrow Agent pursuant to the Escrow Agreement (the “Escrow Funds”).

Section 2.03 Closing. Subject to ARTICLE IX, the purchase and sale (the “Closing”) provided for in this Agreement will take place at the offices of Shumaker Mallory LLP at 468 N. Camden Dr., Suite 350, Beverly Hills, California 90210 commencing at 10:00 a.m. (local time) on July 22, 2020 or at such other date and time as Buyer and Seller may otherwise agree, provided that on or prior to that date all conditions set forth in ARTICLE VII and ARTICLE VIII have been satisfied or waived. The parties need not be present at the Closing, and the exchange of executed documents may be made by email or facsimile transmission. If all conditions set forth in ARTICLE VII and ARTICLE VIII are not satisfied or waived by July 22, 2020, subject to ARTICLE IX, the Closing will take place upon the earlier of (a) five (5) Business Days following notice given by Buyer stating that all conditions set forth in ARTICLE VII and ARTICLE VIII have been satisfied or waived (other than conditions to be satisfied on the Closing Date), and (b) the End Date. The Closing will be deemed to be effective as of the close of business on the Closing Date for tax and accounting purposes.

6

Section 2.04 Closing Obligations. At the Closing:

(a)            Seller’s Deliveries. Seller shall deliver to Buyer:

(i)             Such instruments or documents necessary for the transfer of the RRPC Interest to Buyer pursuant to the terms of the RRPC Operating Agreement;

(ii)            the Organizational Documents of the Company filed with any Governmental Body in connection with its organization, duly certified as of a recent date by the Secretary of State or other appropriate authority of the jurisdiction of its incorporation or organization, together with a certificate dated as of the Closing Date from a Representative of the Company to the effect that no amendments to such Organizational Documents have been filed since the date referred to above;

(iii)           the Organizational Documents of the Company not filed with a Governmental Body in connection with its organization, certified as of the Closing Date by a Representative of the Company;

(iv)          certificates dated as of a date not more than five (5) days prior to the Closing Date as to the good standing of the Company, issued by the appropriate Governmental Body of the jurisdiction of the Company’s organization and each jurisdiction in which the Company is licensed or qualified to do business as a foreign entity;

(v)            an escrow agreement in the form of Exhibit 2.04(a)(v), executed by Sellers (the “Escrow Agreement”); and

(vi)           the certificate referred to in Section 7.03.

(b)               Buyer’s Deliveries. Buyer shall deliver to Seller (or in the case of the Escrow Funds, to the Escrow Agent):

(i)             the Purchase Price; and

(ii)            the Escrow Funds;

(iii)           the Escrow Agreement, executed by Buyer and the Escrow Agent;

and

(iv)           the certificate referred to in Section 8.03.

7

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

Section 3.01 Organization and Good Standing.

(a)            The Company is duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is being conducted, to own or use its assets, and to perform all its obligations. The Company is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction that requires such qualification.

(b)            Seller is duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is being conducted, to own or use its assets, and to perform all its obligations.

(c)            Seller has delivered to Buyer copies of the Organizational Documents of the Company and of Seller. Neither Seller nor the Company is in default under or in violation of any of its Organizational Documents.

Section 3.02 Enforceability and Authority; No Conflict.

(a)            This Agreement and the Escrow Agreement have been duly executed and delivered by Seller and each constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver, and to perform its obligations under this Agreement and the Escrow Agreement.

(b)            Neither the execution and delivery of this Agreement nor the consummation or performance of any Contemplated Transaction will, directly or indirectly (with or without notice or lapse of time):

(i)             contravene, conflict with, or violate (A) any Organizational Document of the Company, or (B) any resolution adopted by Seller as the sole member (or Persons exercising similar authority) of the Company;

(ii)            contravene, conflict with, or violate, or give any Governmental Body or other Person the right to challenge any Contemplated Transaction, or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Seller, or any assets owned or used by the Company, could be subject;

(iii)           contravene, conflict with, violate, result in the loss of any benefit to which the Company is entitled under, or give any Governmental Body the right to revoke, suspend, cancel, terminate, or modify, any Governmental Authorization held by the Company or that otherwise relates to the business of, or any assets owned or used by, the Company;

8

(c)           Neither Seller nor the Company is required to give notice to, or obtain Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any Contemplated Transaction.

Section 3.03 Capitalization of Company. Seller is the owner (of record and beneficially) of the RRPC Interest, free and clear of all Encumbrances, including any restriction on the right of Seller to transfer the RRPC Interest to Buyer pursuant to this Agreement. The RRPC Interest constitutes 100% of the outstanding membership interest of the Company. The instruments of transfer to be delivered by Seller to Buyer at the Closing will be sufficient to transfer Seller’s entire interest in the RRPC Interest (of record and beneficially) owned by Seller. At Closing, Buyer will receive good title to the RRPC Interest, free and clear of all Encumbrances.

Section 3.04 Property.

(a)           Schedule 3.04(a) lists all real estate owned by the Company (the “Real Property”), including the legal description, street address, and any tax parcel identification number of each property.

(b)           Seller has delivered to Buyer copies of the deeds and other instruments by which the Company acquired the Real Property and copies of the title insurance policies, opinions, abstracts, documents and surveys relating to the Real Property listed on Schedule 3.04(b) (the “Property Documents”).

Section 3.05 Legal Proceedings.

(a)            Certain Litigation.

(i)            Buyer acknowledges that the Company is currently involved in litigation with CP Logistics, LLC (“CPL”) as follows: (i) an arbitration pending before JAMS, CP Logistics, LLC v. Sunniva Production Campus, LLC, JAMS Reference No. 1220064266; and (ii) Sunniva Production Campus, LLC v. CP Logistics, LLC, Los Angeles Superior Court Case No. 19STCV44348 (collectively “CPL Actions”).

(ii)            Buyer acknowledges that the Company has been named as a defendant in Brittany Smith v. Prestige International Security, Inc, et al., Riverside Superior Court Case No. PSC2000503. Seller’s defense of this matter has been tendered to insurance, and tender has been accepted. the Company has also been named as a defendant in RLI Insurance Company v. City of Cathedral City, et al., Riverside Superior Court, Palm Springs Court, Case No. PSC2000961. These two lawsuits are referred to collectively as the “Accident Lawsuits.”

(iii)           Buyer acknowledges that several mechanic’s lienholders have filed lawsuits to enforce such mechanic’s liens. Buyer also acknowledges that Seller is involved in an arbitration proceeding with a vendor who might not have recorded a mechanic’s lien, Logiqs BV v. Sunniva Production Campus, LLC, AAA Case No.: 01-20-000-4770. Pursuant to Section Section 4.06, Buyer is assuming or paying off all such claims and debts related to mechanic’s liens (the “Mechanics Lien Actions”).

9

(iv)          Buyer acknowledges that Spacebugs 2017, Inc., a Utah corporation (“Spacebugs”), has filed an action naming Seller as a defendant in Spacebugs2017, Inc., et al., v. Bristol Capital Investors, LLC, et al., Los Angeles Superior Court Case No. 20STCV20269 (the “Spacebugs Action”), for injunctive and declaratory relief to set aside Seller’s acquisition of the RRPC Interest through a foreclosure and public sale under California Commercial Code §9610. On May 29, 2020, the Court denied Spacebug’s request for a temporary restraining order.

(b)           To Seller's knowledge, except as otherwise disclosed by or contained in the Property Documents and the CPL Actions, the Mechanics Liens Actions, the Accident Lawsuits and the Spacebugs Action, as of the Effective Date: (i) neither Seller nor the Company is a party to any litigation or other court proceeding which materially adversely affects the Real Property or the Contemplated Transactions; and (ii) Seller has not received any written notice threatening any such litigation or other court proceeding which materially adversely affects the Real Property or the Contemplated Transactions.

Section 3.07 Insurance. Seller has delivered to Buyer:

(a)            copies of all policies of insurance (and correspondence relating to coverage thereunder) to which the Company is a party, an insured, or a beneficiary, or under which the Company, or any director, officer, or manager of the Company in his or her capacity as such, is or has been covered at any time since January 1, 2020, a list of which is set forth on Schedule 3.07(a);

(b)            copies of all pending applications for policies of insurance; and

(c)            any written statement by the auditor of the Company or any consultant or risk management advisor provided to or in the possession of the Company with regard to the adequacy of its coverage or its reserves for actual or potential claims.

Section 3.08 Brokers or Finders. Seller has not incurred any obligation or liability, contingent or otherwise, for any brokerage or finder’s fee or agent’s commission or other similar payment in connection with this Agreement or the Contemplated Transactions.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

Section 4.01 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

Section 4.02 Enforceability and Authority; No Conflict.

10

(a)            The execution, delivery, and performance by Buyer of this Agreement and the Escrow Agreement have been duly authorized by all necessary corporate action. This Agreement and the Escrow Agreement have been duly executed and delivered by Buyer and each constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Escrow Agreement and to perform its obligations under this Agreement and the Escrow Agreement.

(b)            Neither the execution and delivery of this Agreement nor the consummation or performance of any Contemplated Transaction will directly or indirectly (with or without notice or lapse of time):

(i)             contravene, conflict with, or violate (A) any Organizational Document of Buyer, or (B) any resolution adopted by the board of directors or the shareholders of Buyer; or

(ii)            contravene, conflict with, or violate, or give any Governmental Body or other Person the right to challenge any Contemplated Transaction, or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer, or any assets owned or used by Buyer, is subject; or

(c)           Buyer is not required to give notice to or obtain Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any Contemplated Transaction.

Section 4.03 Investment Intent. Buyer is acquiring the RRPC Interest for its own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act.

Section 4.04 Certain Proceedings. There is no Proceeding pending against Buyer that challenges, or could have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with, any Contemplated Transaction. To Buyer’s Knowledge, no such Proceeding has been threatened.

Section 4.05 Brokers or Finders. Neither Buyer nor any of its Representatives has incurred any obligation or liability, contingent or otherwise, for any brokerage or finder’s fee, agent’s commission, or other similar payment in connection with this Agreement or the Contemplated Transactions.

Section 4.06 Acknowledgments. Buyer acknowledges the following: (i) the Improvements have not been completed and there are several existing mechanics’ liens recorded against the Property and other aged payables which Buyer must assume or pay off following Closing, (ii) the Existing Loan on the Property has matured and is in default, and there is no assurance that such Existing Loan will be extended or a foreclosure of the Property may not occur, and that Buyer will have the sole responsibility after the Closing Date for refinancing or paying off the Existing Loan; (iii) CPL is asserting in the CPL Action that it has an enforceable lease with the Company with respect to the Property and that the Company is liable for substantial damages, and that Buyer’s intended use of the Property will be adversely affected if CPL should prevail in the CPL action or if the CPL Action is not resolved, (iv) Buyer will be required to expend substantial funds to complete the Improvements on the Property and to pay off or settle all mechanic’s liens to enable Buyer to obtain a certificate of occupancy; and (v) if the Spacebugs Action is not resolved by Buyer and Spacebugs should prevail in the Spacebugs Action subsequent to the Closing Date, Buyer’s ownership of the RRPC Interest will be adversely affected.

11

ARTICLE V.

COVENANTS OF SELLER

Section 5.01 Access and Investigation.

(a)            Prior to the Closing Date, and upon reasonable notice from Buyer, Seller shall, and shall cause the Company to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, “Buyer Group”) full and free access, during regular business hours, to the Company’s personnel, assets, Contracts, and Records, (b) furnish Buyer Group with copies of all such Contracts and Records as Buyer may reasonably request, (c) furnish Buyer Group with such additional financial, operating, and other relevant data and information as Buyer may reasonably request, and (d) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer’s investigation of the business, condition (financial or otherwise), assets, results of operations, or prospects of the Company. In addition, Buyer shall have the right to have the Real Property and the tangible personal property of the Company inspected by Buyer Group, at Buyer’s sole cost and expense, including the performance of subsurface or other intrusive testing.

(b)           Buyer hereby indemnifies, defends and holds Seller harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys' fees) arising out of Buyer's inspections, investigations and/or tests of the Property or any violation of the provisions of Section 5.01(a); provided, however, this indemnity shall not extend to protect Seller from any pre-existing liabilities for matters merely discovered by Buyer (e.g., latent environmental contamination) so long as Buyer's actions do not aggravate any pre-existing liability of Seller. Buyer's obligations under this Section 5.01 shall survive the termination of this Agreement and shall survive the Closing.

Section 5.02 Filings and Notifications; Cooperation. As promptly as practicable after the date of this Agreement, and in any event within the applicable time period prescribed by Legal Requirements, Seller shall, and shall cause the Company and each of their Related Persons to, make all filings and notifications required by Legal Requirements to be made by them in connection with the Contemplated Transactions. Seller shall, and shall cause the Company and each of their Related Persons to, cooperate with Buyer, its Related Persons, and their respective Representatives (a) with respect to all filings and notifications that Buyer or its Related Persons elect to make or shall be required by Legal Requirements to make in connection with the Contemplated Transactions, (b) in identifying and obtaining the Governmental Authorizations required by Buyer to own and operate the Company from and after the Closing Date, and (c) in obtaining all Consents identified in Schedule 5.02.

Section 5.03 Notice.

(a)            Prior to the Closing Date, Seller shall promptly provide notice to Buyer of any Breach of any representation or warranty of Seller or any fact or circumstance that would or would reasonably be likely to cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of such fact or circumstance. No such notice or delivery will be deemed to have cured any Breach of any representation or warranty or affect any right or remedy of Buyer under this Agreement.

12

(b)            Prior to the Closing Date, Seller shall promptly provide notice to Buyer of any Breach of any covenant of Seller in this ARTICLE V or any fact or circumstance that could make the satisfaction of any condition in ARTICLE VII impossible or unlikely and of all corrective actions undertaken, or to be undertaken, by such Seller with respect thereto. No such notice will be deemed to have cured any Breach of any covenant or affect any right or remedy of Buyer under this Agreement.

ARTICLE VI.

COVENANTS OF BUYER

Section 6.01 Filings and Notifications; Cooperation. As promptly as practicable after the date of this Agreement, and in any event within the applicable time period prescribed by Legal Requirements, Buyer shall, and shall cause each of its Related Persons to, make all filings and notifications required by Legal Requirements to be made by them in connection with the Contemplated Transactions. Buyer shall, and shall cause each of its Related Persons to, cooperate with Seller, the Company, their Related Persons and their respective Representatives (a) with respect to all filings and notifications that Seller, the Company, or their Related Persons shall be required by Legal Requirements to make in connection with the Contemplated Transactions and (b)  in obtaining all material consents; provided, however, that Buyer shall not be required to dispose of or make any change to its business, expend any material funds, or incur any other material obligation in order to comply with this Section 6.01.

Section 6.02 Notice.

(a)            Prior to the Closing Date, Buyer shall promptly provide notice to Seller of any Breach of any representation or warranty of Buyer or any fact or circumstance that would or would reasonably be likely to cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of such fact or circumstance. No such notice will be deemed to have cured any Breach of any representation or warranty or affect any right or remedy of Seller under this Agreement.

(b)           Prior to the Closing Date, Buyer shall provide notice to Seller of any Breach of any covenant of Buyer in this ARTICLE VI or any fact or circumstance that could make the satisfaction of any condition in ARTICLE VIII impossible or unlikely and of all corrective actions undertaken, or to be undertaken, by Buyer with respect thereto. No such notice will be deemed to have cured any Breach of any covenant or affect any right or remedy of Seller under this Agreement.

ARTICLE VII.

CONDITIONS PRECEDENT TO

BUYER’S OBLIGATION TO CLOSE

Buyer’s obligations to purchase the RRPC Interest and to take the other actions required pursuant to this Agreement to be taken by Buyer at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Buyer):

Section 7.01 Accuracy of Sellers’ Representations.

13

(a)            Subject to Section 7.01(b), each of Seller’s representations and warranties in this Agreement will have been accurate in all material respects as of the date of this Agreement and will be accurate in all material respects as of the Closing Date as if then made.

(b)            Each of Seller’s representations and warranties in Sections 3.02(a) and 3.03, and each of the representations and warranties in this Agreement that contains an express materiality qualification, will have been accurate in all respects as of the date of this Agreement and will be accurate in all respects as of the Closing Date as if then made.

Section 7.02 Seller’s Performance. The covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing will have been duly performed and complied with in all material respects.

Section 7.03 Bring Down Certificate. Buyer will have received a certificate executed by Seller confirming (a) the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing Date in accordance with Section 7.01 and (b) the performance of and compliance with its covenants and obligations to be performed or complied with at or prior to the Closing in accordance with Section 7.02.

Section 7.04 Governmental Authorizations. Buyer will have received such Governmental Authorizations as are necessary or which it considers desirable to allow Buyer to acquire and own the RRPC Interest and for the Company and Buyer to own and operate the business of the Company from and after the Closing.

Section 7.05 No Conflict. Neither the consummation nor the performance of any Contemplated Transaction will, directly or indirectly (with or without notice or lapse of time), contravene, conflict with, or violate, or cause Buyer or any Related Person of Buyer to suffer any adverse consequence under, (a) any applicable Legal Requirement or Order or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

ARTICLE VIII.

CONDITIONS PRECEDENT TO

SELLER’S OBLIGATIONS TO CLOSE

Seller’s obligations to sell the RRPC Interest and to take the other actions required pursuant to this Agreement to be taken by Seller at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Seller):

Section 8.01 Accuracy of Buyer’s Representations. Each of Buyer’s representations and warranties in this Agreement will have been accurate in all material respects as of the date of this Agreement and will be accurate in all material respects as of the Closing Date as if then made.

Section 8.02 Buyer’s Performance. The covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing will have been duly performed and complied with in all material respects.

14

Section 8.03 Bring Down Certificate. Seller will have received a certificate executed by Buyer confirming (a) the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing Date in accordance with Section 8.01 and (b) the performance of and compliance with its covenants and obligations to be performed or complied with at or prior to the Closing in accordance with Section 8.02.

Section 8.04 No Legal Prohibition. There will not be in effect any Legal Requirement or Order that prohibits the sale of the RRPC Interest by Seller to Buyer or the consummation of any of the other Contemplated Transactions.

ARTICLE IX.

TERMINATION

Section 9.01 Termination Events. Subject to Section 9.02, by notice given prior to or at the Closing, this Agreement may be terminated as follows:

(a)            by mutual consent of Buyer and Seller;

(b)            by Buyer if a material Breach of any provision of this Agreement has been committed by Seller;

(c)            by Seller if a material Breach of any provision of this Agreement has been committed by Buyer;

(d)            by Buyer if satisfaction of any condition in ARTICLE VII by July 31, 2020 or such later date as the parties may agree upon (the “End Date”) becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement);

(e)            by Seller if satisfaction of any condition in ARTICLE VIII by the End Date becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement);

(f)             by Buyer if the Closing has not occurred on or before the End Date, unless Buyer is in material Breach of this Agreement; or

(g)            by Seller if the Closing has not occurred on or before the End Date, unless Seller are in material Breach of this Agreement.

Section 9.02 Effect of Termination. Each party’s right of termination under Section 9.01 is in addition to any other right it may have under this Agreement (including under Section 12.13) or otherwise, and the exercise of a party’s right of termination will not constitute an election of remedies. If this Agreement is terminated pursuant to Section 9.01, this Agreement will be of no further force or effect; provided, however, that (i) this Section 9.02 and ARTICLE XII will survive the termination of this Agreement and will remain in full force and effect, and (ii) the termination of this Agreement will not relieve any party from any liability for any Breach of this Agreement occurring prior to termination.

15

ARTICLE X.

DISCLAIMERS, RELEASE AND INDEMNITY

Section 10.01 Disclaimers by Seller. Except as expressly set forth in this Agreement, it is understood and agreed that Seller has not at any time made and is not now making, and specifically disclaims, any warranties or representations of any kind or character, express or implied, with respect to the Property, including, but not limited to, warranties or representations as to (i) matters of title, (ii) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of Hazardous Materials in, on, under or in the vicinity of the Property, (iii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (iv) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard or fire hazard, (v) drainage, (vi) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (vii) the presence of endangered species or any environmentally sensitive or protected areas, (viii) zoning or building entitlements to which the Property or any portion thereof may be subject, (ix) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (x) usages of adjoining property, (xi) access to the Property or any portion thereof, (xii) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (xiii) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (xiv) the existence or non- existence of underground storage tanks, surface impoundments, or landfills, (xv) the merchantability of the Property or fitness of the Property for any particular purpose, (xvi) the truth, accuracy or completeness of the Property Documents, (xvii) tax consequences, or (xviii) any other matter or thing with respect to the Property.

Section 10.02 Sale “As Is, Where Is.” Buyer acknowledges and agrees that upon Closing, Seller shall sell and convey to Buyer the RRPC Interest and Buyer shall accept the RRPC Interest and the Property “AS IS, WHERE IS, WITH ALL FAULTS,” except to the extent expressly provided otherwise in this Agreement. Except as expressly set forth in this Agreement, Buyer has not relied and will not rely on, and Seller has not made and is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, Property information packages distributed with respect to the Property) made or furnished by Seller or any broker, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing. Buyer represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and that, except as expressly set forth in this Agreement, it is relying solely on its own expertise and that of Buyer’s consultants in purchasing the Property and shall make an independent verification of the accuracy of any documents and information provided by Seller. Buyer will conduct such inspections and investigations of the Company and the Property as Buyer deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same. Buyer acknowledges that Seller has afforded Buyer a full opportunity to conduct such inspections and investigations of the Property as Buyer deemed necessary to satisfy itself as to the condition of the Property and the existence or non-existence or curative action to be taken with respect to any Hazardous Materials on or discharged from the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement. Upon the Closing, Buyer shall assume the risk that adverse matters, including, but not limited to, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by Buyer’s inspections and investigations.

16

Buyer’s Initials

Section 10.03 Seller Released from Liability.

(a)           Buyer acknowledges that it has had the opportunity to inspect the Property and observe its physical characteristics and existing conditions and the opportunity to conduct such investigations and studies on and of the Property and adjacent areas as Buyer deems necessary, and Buyer hereby FOREVER RELEASES AND DISCHARGES Seller and Seller Parties from all responsibility and liability, including without limitation, liabilities under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended (“CERCLA”), regarding the condition, valuation, salability or utility of the Property, and/or its suitability for any purpose whatsoever (including, but not limited to, with respect to the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future laws, regulations or guidelines, and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property). This release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer’s release of Seller and Seller Parties.

(b)           In this connection and to the extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller and Seller Parties from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses.

(c)           Buyer further hereby WAIVES (and by closing this transaction will be deemed to have WAIVED) any and all objections to or complaints regarding (including, but not limited to, federal, state and common law based actions, and any private right of action under, local, state and federal laws to which the Property is or may be subject, including, but not limited to, CERCLA, and Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended (“RCRA”)), concerning the physical characteristics and any existing conditions of the Property, including, without limitation, structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property. Buyer hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation.

17

(d)           Buyer expressly waives the provisions of Section 1542 of the California Civil Code which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

and all similar provisions or rules of law. Buyer elects to and does assume all risk for such Claims heretofore and hereafter arising, whether now known or unknown by Buyer.

BY INITIALING BELOW, BUYER HEREBY WAIVES THE PROVISIONS OF SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES:

Buyer’s Initials

Notwithstanding the foregoing provisions of this Section 10.03 to the contrary, such release of Seller and Seller Parties contained herein shall not relieve Seller of liability for any breach by Seller of Seller’s representations and warranties in ARTICLE III, which expressly survive Closing in accordance with the provisions of, and subject to the limitations of Section 7.01(b).

Section 10.04 Disclosure Requirement Compliance.

(a)            Buyer and Seller acknowledge that Seller may be required to disclose if the Property lies within the following natural hazard areas or zones: (i) a special flood hazard area designated by the Federal Emergency Management Agency (California Civil Code Section 1102.17); (ii) an area of potential flooding (California Government Code Section 8589.4); (iii) a very high fire hazard severity zone (California Government Code Section 51183.5); (iv) a wild land area that may contain substantial forest fire risks and hazards (Public Resources Code Section 4136); (v) earthquake fault zone (Public Resources Code Section 2621.9); or (vi) a seismic hazard zone (Public Resources Code Section 2694) (sometimes all of the preceding are herein collectively called the “Natural Hazard Matters”). Seller has engaged or will engage the services of a third- party (who, in such capacity, is herein called the “Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Seller to fulfill its disclosure obligations, if and to the extent such obligations exist, with respect to the natural hazards referred to in California Civil Code Section 1102.6a (as amended) and to report the result of its examination to Buyer and Seller in writing. The written report prepared by the Natural Hazard Expert regarding the results of its full examination will fully and completely discharge Seller from its disclosure obligations referred to herein, if and to the extent any such obligations exist, and, for the purpose of this Agreement, the provisions of Civil Code Section 1102.4 regarding non liability of Seller for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above.

18

(b)           Section 25359.7 of the California Health and Safety Code requires owners of non-residential real property who know, or have reasonable cause to believe, that any release of hazardous substance has come to be located on or beneath the real property to provide written notice of such to a buyer of the real property. Buyer acknowledges and agrees that the sole inquiry and investigation Seller has conducted in connection with the environmental condition of the Property is to obtain and/or review those certain environmental assessments and studies of the Property delivered to Buyer pursuant to this Agreement (collectively, “Seller’s Environmental Reports”). Buyer (a) acknowledges Buyer’s receipt of the foregoing notice given pursuant to Section 25359.7 of the California Health and Safety Code; (b) will be, prior to the end of the Inspection Period, fully aware of the matters described in Seller’s Environmental Reports; and (c) after receiving advice of Buyer’s legal counsel, waives any and all rights Buyer may have to assert that Seller has not complied with the requirements of Section 25359.7 of the California Health and Safety Code. The representations, warranties and agreements set forth herein shall survive the consummation of the transactions contemplated hereby.

Section 10.05 Survival. The terms and conditions of this ARTICLE X shall expressly survive the Closing, not merge with the provisions of any other document or instrument and shall be incorporated into the Deed.

Buyer acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Buyer for the Purchase Price without the disclaimers and other agreements set forth above.

ARTICLE XI.

INDEMNIFICATION; PAYMENT;

REIMBURSEMENT; REMEDIES

Section 11.01 Survival; Remedies.

(a)           All representations, warranties, covenants, and obligations in this Agreement and any certificate, document, or other writing delivered pursuant to this Agreement will survive the Closing and the consummation and performance of the Contemplated Transactions.

(b)           The right to indemnification, payment, reimbursement, or other remedy based upon any such representation, warranty, covenant, or obligation will not be affected by any investigation (including any environmental investigation or assessment) conducted or any Knowledge acquired at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, such representation, warranty, covenant, or obligation.

19

(c)           The waiver of any condition relating to any representation, warranty, covenant, or obligation will not affect the right to indemnification, payment, reimbursement, or other remedy based upon such representation, warranty, covenant, or obligation.

Section 11.02 Indemnification, Payment, and Reimbursement by Seller. Seller, jointly and severally, shall indemnify and hold harmless Buyer, the Company, and their respective Representatives, shareholders, subsidiaries, and Related Persons (collectively, the “Buyer Indemnified Persons”) from, and shall pay to Buyer Indemnified Persons the amount of, or reimburse Buyer Indemnified Persons for, any Loss that Buyer Indemnified Persons or any of them may suffer, sustain, or become subject to, as a result of, in connection with, or relating to:

(a)            any Breach of any representation or warranty made by Seller in (i) this Agreement, (ii) the certificate delivered pursuant to Section 7.03 (without giving effect to the words “in all material respects” in Section 7.01(a)), or (iii) any other certificate, document, or other writing delivered by Seller pursuant to this Agreement;

(b)           any Breach of any covenant or obligation of Seller in this Agreement or in any certificate, document, or other writing delivered by Seller pursuant to this Agreement. or Notwithstanding the foregoing, Seller shall not have any liability for indemnifying any Buyer Indemnified Party with respect to (i) any of the matters referred to in Section 4.06 or (ii) any fees or commissions payable to any of the Persons listed on Schedules 3.08 or 4.05.

Section 11.03 Indemnification, Payment, and Reimbursement by Buyer. Buyer shall indemnify and hold harmless Seller and its Representatives, shareholders, Subsidiaries, and Related Persons (collectively, the “Seller Indemnified Persons”) from, and shall pay to Seller the amount of, or reimburse Seller for, any Loss that Seller or any of them may suffer, sustain, or become subject to, as a result of, in connection with, or relating to:

(a)            any Breach of any representation or warranty made by Buyer in (i) this Agreement, (ii) the certificate delivered pursuant to Section 8.03, or (iii) in any other certificate, document, or other writing delivered by Buyer pursuant to this Agreement;

(b)           any Breach of any covenant or obligation of Buyer in this Agreement or in any certificate, document, or other writing delivered by Buyer pursuant to this Agreement;

(c)            any claim or Loss arising out of or related to the CPL Actions, the Mechanic’s Liens Actions, the Accident Lawsuits and the Spacebugs Action, or any of the matters referred to in Section 4.06.

(d)            any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any such Person with Buyer (or any Person acting on its behalf) in connection with any Contemplated Transaction.

20

Section 11.04 Time Limitations.

(a)            If the Closing occurs, Seller shall have liability under Section 11.02(a) with respect to any Breach of a representation or warranty (other than those in Sections 3.01, 3.02 or 3.03, as to which a claim may be made at any time), only if on or before the date that is six months after the Closing Date, Buyer notifies Seller of a claim, specifying the factual basis of the claim in reasonable detail to the extent known by Buyer.

(b)           If the Closing occurs, Buyer shall have liability under Section 11.03(a) with respect to any Breach of a representation or warranty (other than those in Sections 4.01, 4.02, and 4.05, as to which a claim may be made at any time), only if on or before the date that is six months after the Closing Date, Seller notify Buyer of a claim specifying the factual basis of the claim in reasonable detail to the extent known by Seller.

Section 11.05 Certain Limitations on Amount.

(a)           If the Closing occurs, Seller shall have no liability with respect to claims under Section 11.02(a) until the aggregate of all Losses suffered by all Buyer Indemnified Persons with respect to such claims exceeds $50,000; provided, however, that if the aggregate of all such Losses exceeds $50,000, Seller shall be liable for all such Losses. However, this Section 11.05(a) will not apply to any Breach of which a Seller has Knowledge at any time at or prior to the date on which such representation and warranty was made or to any Breach of any representation or warranty in Sections 3.01, 3.02 or 3.03.

(b)           If the Closing occurs, Buyer shall have no liability with respect to claims under Section 11.03(a) until the aggregate of all Losses suffered by all Seller Indemnified Persons with respect to such claims exceeds $50,000; provided, however, that if the total of all such Losses exceeds $50,000, Buyer shall be liable for all such Losses. However, this Section 11.05(b) will not apply to any Breach of which Buyer has Knowledge at any time at or prior to the date on which such representation and warranty was made or to any Breach of any representation or warranty in Section 4.01, 4.02, or 4.05.

Section 11.06 Third-Party Claims.

(a)            A Person benefited by Section 11.02 or Section 11.03 (an “Indemnified Person”) shall give notice of the assertion of a Third-Party Claim to Seller or Buyer (an “Indemnifying Person”), as the case may be; provided, however, that no failure or delay on the part of an Indemnified Person in notifying an Indemnifying Person will relieve the Indemnifying Person from any obligation under this Section 11.06 except to the extent that the failure or delay materially prejudices the defense of the Third-Party Claim by the Indemnifying Person.

(b)            Except as provided in Section 11.06(e), the Indemnifying Person may elect to assume the defense of the Third-Party Claim with counsel satisfactory to the Indemnified Person by (A) giving notice to the Indemnified Person of its election to assume the defense of the Third- Party Claim and (B) giving the Indemnified Person evidence acceptable to the Indemnified Person that the Indemnifying Person has adequate financial resources to defend against the Third-Party Claim and fulfill its obligations under this Section 11.06, in each case no later than 10 days after the Indemnified Person gives notice of the assertion of a Third-Party Claim under Section 11.06(a).

21

(c)            If the Indemnifying Person elects to assume the defense of a Third-Party Claim:

(i)            it shall diligently conduct the defense and, so long as it diligently conducts the defense, shall not be liable to the Indemnified Person for any Indemnified Person’s fees or expenses subsequently incurred in connection with the defense of the Third-Party Claim other than reasonable costs of investigation;

(ii)            the election will conclusively establish for purposes of this Agreement that the Indemnified Person is entitled to relief under this Agreement for any Loss arising, directly or indirectly, from or in connection with the Third-Party Claim (subject to the provisions of Section 11.05);

(iii)          no compromise or settlement of such Third-Party Claim may be effected by the Indemnifying Person without the Indemnified Person’s consent unless (I) there is no finding or admission of any violation by the Indemnified Person of any Legal Requirement or any rights of any Person, (II) the Indemnified Person receives a full release of and from any other claims that may be made against the Indemnified Person by the Third Party bringing the Third-Party Claim, and (III) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and

(iv)           the Indemnifying Person shall have no liability with respect to any compromise or settlement of such claims effected without its consent.

(d)            If the Indemnifying Person does not assume the defense of a Third-Party

Claim in the manner and within the period provided in Section 11.06(b), or if the Indemnifying Person does not diligently conduct the defense of a Third-Party Claim, the Indemnified Person may conduct the defense of the Third-Party Claim at the expense of the Indemnifying Person and the Indemnifying Person shall be bound by any determination resulting from such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

(e)           Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or any Related Party other than as a result of monetary damages for which it would be entitled to relief under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise, or settle such Third-Party Claim.

(f)            Notwithstanding the provisions of Section 12.10, Seller consent to the nonexclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of determining any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein.

(g)            With respect to any Third-Party Claim subject to this ARTICLE XI:

(i)            any Indemnified Person and any Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceeding at all stages thereof where such Person is not represented by its own counsel; and

22

(ii)            both the Indemnified Person and the Indemnifying Person, as the case may be, shall render to each other such assistance as they may reasonably require of each other and shall cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

(h)           With respect to any Third-Party Claim subject to this ARTICLE XI, the parties shall cooperate in a manner to preserve in full (to the extent possible) the confidentiality of all confidential information and the attorney-client and work-product privileges. In connection therewith, each party agrees that:

(i)            it shall use its best efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of confidential information (consistent with applicable law and rules of procedure); and

(ii)           all communications between any party and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

(i)             Any claim under this ARTICLE XI for any matter involving a Third-Party Claim shall be indemnified, paid, or reimbursed promptly. If the Indemnified Person shall for any reason assume the defense of a Third-Party Claim, the Indemnifying Person shall reimburse the Indemnified Person on a monthly basis for the costs of investigation and the reasonable fees and expenses of counsel retained by the Indemnified Person.

Section 11.07 Other Claims. A claim under this ARTICLE XI for any matter not involving a Third-Party Claim may be made by notice to Seller or Buyer, as the case may be, and shall be indemnified, paid, or reimbursed promptly after such notice.

Section 11.08 Strict Liability or Indemnitee Negligence. THE PROVISIONS IN THIS ARTICLE XI SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT, OR FUTURE ACTS, CLAIMS, OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT, OR FUTURE ENVIRONMENTAL LAW, OCCUPATIONAL SAFETY AND HEALTH LAW, OR PRODUCTS LIABILITY, SECURITIES, OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM RELIEF IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY, OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING RELIEF, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING RELIEF.

ARTICLE XII.

MISCELLANEOUS

Section 12.01 Expenses.

(a)            Except as otherwise provided in this Agreement or the other documents to be delivered pursuant to this Agreement, each party will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution, and performance of this Agreement and the consummation and performance of the Contemplated Transactions, including all fees and expenses of its Representatives. Buyer will pay the fees and expenses of the Escrow Agent under the Escrow Agreement. The Company has not incurred, and Seller will cause the Company not to incur, any fees or expenses in connection with this Agreement and the Contemplated Transactions; provided, however, that to the extent such fees and expenses have been incurred by the Company, Seller will reimburse the Company for such fees and expenses prior to the Closing. The obligation of each party to bear its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

23

(b)            All stamp, documentary, and other transfer taxes (including any penalties and interest) incurred in connection with this Agreement, whether pertaining to the RRPC Interest or any assets and properties of the Company, will be paid by Seller. Seller will, at its own expense, file all necessary tax returns and other documentation with respect to all such taxes.

(c)           Buyer shall be responsible for the payment of those expenses set forth on Schedule 12.01, totaling $577,243.12, which were incurred on behalf of the Company prior to the date hereof. Buyer shall be responsible for all other accrued costs and expenses of the Company, including contingent liabilities, whether incurred before or after the Closing Date.

Section 12.02 Public Announcements. Notwithstanding any confidentiality obligation to which Buyer is subject, any public announcement, including any press release, communication to employees, customers, suppliers, or others having dealings with the Company, or similar publicity with respect to this Agreement or any Contemplated Transaction, will be issued, at such time, in such manner, and containing such content as Buyer determines.

Section 12.03 Further Assurances. The parties will (a) execute and deliver to each other such other documents and (b) do such other acts and things as a party may reasonably request for the purpose of carrying out the intent of this Agreement, the Contemplated Transactions, and the documents to be delivered pursuant to this Agreement.

Section 12.04 Entire Agreement. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and, upon the Closing, any confidentiality obligation to which Buyer is subject) and constitutes (along with the schedules, and the other documents to be delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter of this Agreement.

Section 12.05 Modification. This Agreement may only be amended, supplemented, or otherwise modified by a writing executed by Buyer and Seller.

Section 12.06 Assignments and Successors. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior consent of the other parties. Any purported assignment of rights or delegation of obligations in violation of this Section 12.06 will be void. Subject to the foregoing, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the heirs, executors, administrators, legal representatives, successors, and permitted assigns of the parties.

Section 12.07 No Third-Party Rights. Other than the Indemnified Persons and the parties, no Person will have any legal or equitable right, remedy, or claim under or with respect to this Agreement. This Agreement may be amended or terminated, and any provision of this Agreement may be waived, without the consent of any Person who is not a party to the Agreement.

24

Section 12.08 Remedies Cumulative. The rights and remedies of the parties are cumulative and not alternative.

Section 12.09 Governing Law. All matters relating to or arising out of this Agreement or any Contemplated Transaction and the rights of the parties (whether sounding in contract, tort, or otherwise) will be governed by and construed and interpreted under the laws of the State of California without regard to conflicts of laws principles that would require the application of any other law.

Section 12.10 Jurisdiction; Service of Process. Except as otherwise provided in this Agreement, any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction shall be brought in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. Each party acknowledges and agrees that this Section 12.10 constitutes a voluntary and bargained-for agreement between the parties. Process in any Proceeding referred to in the first sentence of this Section 12.10 or in Section 11.06(f) may be served on any party anywhere in the world, including by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 12.15. Nothing in this Section 12.10 will affect the right of any party to serve legal process in any other manner permitted by law or at equity.

Section 12.11 Waiver of Jury Trial. EACH PARTY, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.

Section 12.12 Attorneys’ Fees. In the event any Proceeding is brought in respect of this Agreement or any of the documents referred to in this Agreement, the prevailing party will be entitled to recover reasonable attorneys’ fees and other costs incurred in such Proceeding, in addition to any relief to which such party may be entitled.

Section 12.13 Enforcement of Agreement.Seller acknowledge and agree that Buyer would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by Seller could not be adequately compensated in all cases by monetary damages alone. Accordingly, Seller agree that, in addition to any other right or remedy to which Buyer may be entitled at law or in equity, Buyer shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to obtain temporary, preliminary, and permanent injunctive relief to prevent Breaches or threatened Breaches, without posting any bond or giving any other undertaking.

25

Section 12.14 No Waiver. Neither any failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Legal Requirements, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be waived by a party, in whole or in part, unless made in a writing signed by such party or Seller on behalf of a Seller; (b) a waiver given by a party will only be applicable to the specific instance for which it is given; and (c) no notice to or demand on a party will (i) waive or otherwise affect any obligation of that party or (ii) affect the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

Section 12.15 Notices. All notices and other communications required or permitted by this Agreement shall be in writing and will be effective, and any applicable time period shall commence, when (a) delivered to the following address by hand or by a nationally recognized overnight courier service (costs prepaid) addressed to the following address or (b) transmitted electronically to the following facsimile numbers or e-mail addresses, in each case marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number, e-mail address, or Person as a party may designate by notice to the other parties):

Seller:

Bristol Capital

1 Robins Lane

Kinnelon, NJ 07405

Attention: Joel Stoesser

Email: jwstoesser@jwsadv.com

with a copy to:

Shumaker Mallory LLP

468 N. Camden Dr., Suite 350, Beverly Hills, CA 90210

Attention: Bennett J. Yankowitz

Email: Yankowitz@smcounsel.com

Buyer:

Cannapharmarx Inc.

Suite 206 – 1180 Sunset Drive

Kelowna, British Columbia, V1Y9W6 Canada

Attention: Nick Colvin

Email: ncolvin@cannapharmarx.com

Copy to:

Brinen & Associates, LLC

90 Broad Street, Tenth Floor New York, New York 10004

Attention: Joshua D. Brinen

Email: jbrinen@brinenlaw.com

           service@brinenlaw.com

26

Section 12.16 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 12.17 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section 12.18 Counterparts and Electronic Signatures.

(a)        This Agreement and other documents to be delivered pursuant to this Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy and all of which, when taken together, will be deemed to constitute one and the same agreement or document, and will be effective when counterparts have been signed by each of the parties and delivered to the other parties.

(b)       A manual signature on this Agreement or other documents to be delivered pursuant to this Agreement, an image of which shall have been transmitted electronically, will constitute an original signature for all purposes. The delivery of copies of this Agreement or other documents to be delivered pursuant to this Agreement, including executed signature pages where required, by electronic transmission will constitute effective delivery of this Agreement or such other document for all purposes.

[signature Pages Follow]

27

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Buyer:	CANNAPHARMARX INC.
a Delaware corporation

/s/ Dominic Colvin
Name: Dominic Colvin
Title: President and CEO

Seller:	BRISTOL CAPITAL INVESTORS, LLC
a Delaware limited liability company

By: /s/ Joel W. Stoesser
Joel W. Stoesser, Authorized Representative

28